UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

enVVeno Medical Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November 19, 2024
To Our Valued Shareholders:
As you read this letter, our application seeking approval to market and sell the VenoValve in the United States is pending before the U.S. Food and Drug Administration (FDA), and we are about to present the definitive one-year clinical data from our SAVVE pivotal trial that supports the FDA application. This is an enormous accomplishment for our company. We have also begun what should be the last required preclinical study for enVVe, before we can seek FDA approval in the middle of next year to begin the enVVe U.S. pivotal study.
I’d like to take this opportunity to provide a brief history of how we got to where we are today, in addition to providing some insight about what to expect in 2025.
When we began to build the current iteration of our company back in 2018, we had no capital, and no infrastructure or leadership to support a publicly traded company. We had 3 conceptual products, no prototypes, and no suppliers willing to work with the company to provide the components necessary to build the products. Over the subsequent six years we added a new board of directors, new senior management team and many new employees, and also raised the capital that we needed to fund the company. Throughout this time, we progressed the VenoValve from a mere concept, to the subject of a successful first-in-human study, then to the first replacement venous valve approved by the FDA for a U.S. pivotal study, and then to full enrollment of the VenoValve pivotal trial. We also began the development of a transcatheter, next-generation replacement venous valve.
Our ultimate goal has always been to be the first device to receive FDA approval to treat the 2.5 million new patients each year that suffer the debilitating impact of severe chronic venous insufficiency. With four out of five modules of our PMA application already approved by the FDA, we are off to a great start, and with the fifth and final module now before the FDA, our goal is within reach.
Developing a new permanent medical implant is never easy and being the first to develop a new class of medical devices for a system of the body (the deep venous system) for which there are many unanswered questions, presents certain challenges. Decades of failed attempts throughout the industry to repair or replace venous valves in the deep venous system have resulted in no accurate or complete body of work to use as a reference, and no established standards or consensus about testing replacement venous valves among the scientific, clinical, and regulatory communities. Throughout the VenoValve development and clinical process, we continued to discover new information and needed to quickly process and share that information with the clinicians participating in our study, and the independent monitors and regulators overseeing the VenoValve pivotal study.
The premarket approval (PMA) application is the culmination of those efforts and our multi-year collaboration with the FDA to collect and process sufficient information to evaluate the safety and efficacy of the VenoValve. I am very pleased with the results from those efforts and look forward to our further interactions with the FDA throughout the remainder of the PMA process, from which we expect to have a final decision, or to at least receive sufficient feedback from the FDA to make a better assessment of the timing and outcome of a final decision, in the second half of 2025.
The next phase in preparing the VenoValve for commercialization is to create awareness among the clinical community and effectively disseminate the results of our study to begin a paradigm shift among the physicians that treat CVI, and to present compelling economic and clinical data to convince hospitals and the reimbursement community to purchase, pay for, and provide reimbursement of our device. We have commissioned a health economic study for the VenoValve that will be as compelling as the results from the VenoValve pivotal study which will be ready for publication at the end of this year. While conversations with the hospitals and reimbursement community cannot begin until after FDA approval, we will start therapy development and awareness efforts early in 2025.
Following a positive decision from the FDA, our company will be well positioned to benefit from the many advantages of having the only FDA approved device for the treatment of severe, deep venous CVI. If we continue to execute at a high level, our potential upside is enormous and similar to other successful companies who have launched first-in-class cardiovascular devices. During 2024, two of those companies (Shockwave and Silk Road) were acquired for very attractive valuations.

We ended the third quarter of 2024 with $48.4 million of cash and investments, which should be sufficient capital to see us through to an FDA decision on the VenoValve, finish the pre-clinical testing on enVVe, initiate the enVVe U.S. pivotal trial, and begin the therapy development and awareness activities referenced above. There has never been a more exciting time than now to be an enVVeno shareholder, I invite you to join us at our upcoming virtual annual meeting, which is scheduled for December 18, 2024 at 9:00 AM PST.
Sincerely,

Robert A. Berman

enVVeno Medical Corporation
70 Doppler Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, December 18, 2024
The 2024 Annual Meeting of Stockholders (the “Meeting”) of enVVeno Medical Corporation (the “Company”) will be held on a virtual basis on Wednesday, December 18, 2024 at 9:00 A.M. PST, for the following purposes:
1.
To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I Directors, to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To select on a non-binding, advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation (which will be either every year, every two years or every three years);

4.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2024; and
5.	To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.
The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting www.virtualshareholdermeeting.com/NVNO2024. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.
Even if you are planning on attending the Meeting online, please promptly submit your proxy vote via the Internet, by telephone or by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Meeting. Instructions on voting your shares are on the proxy materials you received for the Meeting. Even if you plan to attend the Meeting online, it is strongly recommended you vote before the Meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.
Details regarding admission to the Meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Meeting of Stockholders and proxy statement.
We hope you will be able to attend the Meeting. Whether or not you plan to attend the Meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy over the Internet or by telephone (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.
The Board of Directors unanimously recommends a vote “FOR” the director nominees, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, “FOR” three (3) years for the frequency of conducting future stockholder advisory votes on named executive officer compensation and “FOR” the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2024.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert A. Berman,
Chief Executive Officer

November 19, 2024

Page Number
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	1
INTRODUCTION	5

2024 Annual Meeting of Stockholders	5
Record Date; Mailing Date	5
Proposals to be Submitted at the Meeting	5
Principal Offices	5
Information Concerning Solicitation and Voting	5
Expenses	6
Revocability of proxies	6

PROPOSAL 1. ELECTION OF CLASS I DIRECTORS	7

Introduction	7
Directors and Executive Officers	7
Family Relationships	9
Certain Legal Proceedings	9
Board Composition	10
Director Independence	10
Meetings of the Board and Stockholders	11
Board Committees	11
Code of Conduct	12
Board Leadership Structure	12
Role of Board in Risk Oversight Process	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Certain Relationships and Related Party Transactions	13
Executive Compensation	15
Employment Agreements	15
Potential Payments Upon Termination or Change-in-Control	19
Outstanding Equity Awards at Fiscal Year-End	19
Employee Benefit Plans	23
Limitation of Liability and Indemnification Matters	25
Director Compensation	27
Audit Committee Report	28

PROPOSAL 2. APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	29
PROPOSAL 3. APPROVAL, ON A NON-BINDING, ADVISORY BASIS OF THE FREQUENCY OF CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	30
PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024	31

OTHER INFORMATION	33
Proxy Solicitation	33
Proxies	33
Other Business	33
Legal Proceedings	33
Future Stockholder Proposals	33
Stockholder Communications	33
Householding of Proxy Materials	34
Additional Information	34

i

enVVeno Medical Corporation
70 Doppler Irvine, California 92618
(949) 261-2900
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held via live webcast on Wednesday December 18, 2024, 9:00 a.m., Pacific Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
Why am I receiving this Proxy Statement?
This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote on at our 2024 Annual Meeting of the Stockholders (the “Meeting”), which will take place on Wednesday, December 18, 2024 at 9:00 am Pacific time via live webcast.
This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about November 19, 2024, to all stockholders of record entitled to vote at the Meeting.
In this Proxy Statement, we refer to enVVeno Medical Corporation as the “Company,” “we,” “us” or “our” or similar terminology.
Who can vote at the Meeting?
Stockholders who owned shares of our common stock, par value $0.00001 per share (the “Common Stock” and such shares of held on the Record Date, the “Voting Stock”) on October 21, 2024 (the “Record Date”) may attend and vote at the Meeting. Each share of Common Stock is entitled to one vote. There were 17,535,948 shares of Common Stock outstanding on the Record Date. All shares of Voting Stock vote together as a single class. Shares of the Voting Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.
What is the proxy card?
The proxy card enables you to appoint Robert A. Berman, our Chief Executive Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Mr. Berman to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
What am I voting on?
You are being asked to vote on the following proposals:
1.
To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I Directors, to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To select on a non-binding, advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation (which will be either every year, every two years or every three years);

4.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2024; and

5.	To transact, in the discretion of the Company’s Board, such other business as may properly come before the Meeting or any adjournment thereof.
How does the Board recommend that I vote?
Our Board unanimously recommends that the stockholders vote “FOR” the director nominee and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, “FOR” three (3) years for the frequency of conducting future stockholder advisory votes on named executive officer compensation and “FOR” the ratification of the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2024.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Meeting as described below. Whether or not you plan to attend the Meeting, please vote prior to the Meeting as described below to ensure that your vote is counted.
How do I vote?
There are four ways to vote:
(1)
Via the Internet. Use the internet to vote by going to the internet address listed on your proxy card; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2)
Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3)
In person. You may vote at the Meeting by following the instructions when you log-in for the Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Meeting.

(4)
By Mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What does it mean if I receive more than one proxy card?
You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:
•	sending a written notice to the Chief Financial Officer of the Company stating that you would like to revoke your proxy of a particular date;
•	signing another proxy card with a later date and returning it before the polls close at the Meeting or voting online or by telephone again at a later date; or
•	participating in the Meeting live via the internet and voting again.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
Will my shares be voted if I do not sign and return my proxy card?
If your shares are held in your name and you do not sign and return your proxy card or vote online, your shares will not be voted unless you vote at the Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on the ratification of the Company’s independent public accountant since such matter is a routine matter, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, the compensation of our named executive officers, the frequency of conducting future stockholder advisory votes on named executive officer compensation and other non-routine matters, it is important that you cast your vote.
How may I vote with respect to each proposal and how are votes counted?
Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to proposal 1 (the election of directors), you may vote “for” the director nominee or “withhold” authority to vote for the director nominee. With respect to proposal 2 (advisory vote on executive compensation) and proposal 4 (ratification of the Company’s independent public accountant), you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. With respect to proposal 3 (frequency of advisory vote on executive compensation), you may vote for “1 Year,” “2 Years” or “3 Years” or you may “abstain” from casting a vote on such proposal. Abstentions, votes marked “withheld” and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Meeting.
Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors, the advisory vote on compensation of our named executive officers, and the frequency of conducting future stockholder advisory votes on named executive officer compensation are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals. The ratification of the appointment of the Company’s independent public accountant is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.
How many votes are required to elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors?
Our amended and restated bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as Class I directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.
How many votes are required to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers?
The affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the compensation of our named executive officers.
How many votes are required to approve, on a non-binding, advisory basis, the frequency of conducting future stockholder advisory votes on named executive officer compensation?
In the determination of the frequency of conducting future stockholder advisory votes on named executive officer compensation, the frequency receiving the highest number of affirmative votes at the Meeting will be deemed to the be frequency selected by our stockholders. Only shares that are voted in favor of a particular frequency will be counted toward that frequency’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular frequency or shares present by proxy where the stockholder properly withheld authority to vote for such frequency will not be counted toward that frequency’s achievement of a plurality. Broker non-votes will have no effect on the determination of the frequency of conducting future stockholder advisory votes on named executive officer compensation.
How many votes are required to ratify the Company’s independent public accountants?
The affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to ratify Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.
What happens if I don’t indicate how to vote my proxy?
If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for each director nominee, a “for” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, a “for” three (3) years for the frequency of conducting future stockholder advisory votes on named executive officer compensation and a “for” vote for the ratification of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024. If a proposal comes up for a vote at the Meeting that is not on the proxy card, the proxy will vote according to his best judgment.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Meeting?
We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.
Who can help answer my questions?
You can contact our Chief Financial Officer, Mr. Craig Glynn, at (949) 261-2900 or by sending a letter to Mr. Glynn at the offices of the Company at 70 Doppler Irvine, California 92618, with any questions about proposals described in this Proxy Statement or how to execute your vote.

enVVeno Medical Corporation
70 Doppler Irvine, California 92618
(949) 261-2900

PROXY STATEMENT
INTRODUCTION
2024 Annual Meeting of Stockholders
This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2024 Annual Meeting of Stockholders of the Company. The Meeting is to be held via live webcast on Wednesday December 18, 2024 at 9:00 a.m., Pacific Time, and at any adjournment or adjournments thereof.
Record Date; Mailing Date
The Board has fixed the close of business on October 21, 2024 as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about November 19, 2024.
Proposals to be Submitted at the Meeting
At the Meeting, stockholders will be acting upon the following proposals:
1.
To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I Directors, to hold office until the 2027 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation;

2.	To approve on a non-binding, advisory basis the compensation of our named executive officers;
3.
To select on a non-binding, advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation (which will be either every year, every two years or every three years);

4.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2024;
5.	To transact, in the discretion of the Company’s Board, such other business as may properly come before the Meeting or any adjournment thereof.
Principal Offices
The principal executive offices of the Company are located at 70 Doppler Irvine, California 92618. The Company’s telephone number at such address is (949) 261-2900.
Information Concerning Solicitation and Voting
As of the Record Date, there were 17,535,948 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Voting Stock on the Record Date will be entitled to vote at the Meeting. The presence in person or by proxy of holders of record of a majority of the Voting Shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained.
For purposes of Proposal 1, the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as a Class I directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

For purposes of Proposal 2, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the approval of the compensation of our named executive officers.
For purposes of Proposal 3, in the determination of the frequency of conducting future stockholder advisory votes on named executive officer compensation, the frequency receiving the highest number of affirmative votes at the Meeting will be deemed to the be frequency selected by our stockholders. Only shares that are voted in favor of a particular frequency will be counted toward that frequency’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular frequency or shares present by proxy where the stockholder properly withheld authority to vote for such frequency will not be counted toward that frequency’s achievement of a plurality. Broker non-votes will have no effect on the determination of the frequency of conducting future stockholder advisory votes on named executive officer compensation.
For purposes of Proposal 4, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to ratify Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.
Expenses
The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.
Revocability of proxies
Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.
ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES,
“FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THREE (3) YEARS FOR THE FREQUENCY OF CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION AND “FOR” THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF MARCUM LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2024.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS
Introduction
The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Dr. Francis Duhay	Class I	Nominee in 2024 for term ending 2027
Dr. Sanjay Shrivastava	Class I	Nominee in 2024 for term ending 2027
Matthew M. Jenusaitis	Class II	2025
Robert A. Berman	Class II	2025
Robert C. Gray	Class III	2026

At the Meeting, stockholders will be asked to elect each of Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors to hold office until the 2027 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation. The Board has nominated Dr. Francis Duhay and Dr. Sanjay Shrivastava to stand for election at the Meeting.
The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of Dr. Francis Duhay and Dr. Sanjay Shrivastava. Proxies cannot be voted for a greater number of persons than the number of nominees named.
We have been advised by Dr. Duhay and Dr. Shrivastava that they are willing to be named as a nominees and each is willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.
Directors and Executive Officers
Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company.

Name	Age	Position(s) Held	Year of Service Commencement
Robert A. Berman	61	Director, Chief Executive Officer	2018
Craig Glynn	63	Chief Financial Officer and Treasurer	2020
Dr. Hamed Alavi	41	Senior Vice President and Chief Technology Officer	2023
Dr. Francis Duhay	64	Director	2018
Dr. Sanjay Shrivastava	57	Director	2018
Matthew M. Jenusaitis	63	Director	2019
Robert C. Gray	77	Director	2019
Marc H. Glickman, M.D.	75	Senior Vice President and Chief Medical Officer	2016

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.
Robert A. Berman Robert Berman has served as our Chief Executive Officer and a member of our Board of Directors since April of 2018. Mr. Berman has over 25 years of experience in a broad variety of areas including healthcare, finance, acquisitions, marketing, compliance, turnarounds, and the development and licensing of emerging technologies. From September 2012 until July 2017, he served as the President, Chief Executive Officer, and a member of the Board of Directors of ITUS Corporation (now called Anixa Biosciences), which at the time he joined the company was a developer of flat panel display technologies, and under his leadership became a Nasdaq listed cancer therapeutics company. From 2000 to March 2007, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation, where he successfully transitioned the company from being an incubator of internet startups into a preeminent, publicly traded company for licensing and enforcing patented technologies with a market cap exceeding $2 billion. Mr. Berman started his career at the law firm of Blank Rome.

Mr. Berman has a B.S. in Entrepreneurial Management from the Wharton School of the University of Pennsylvania and holds a J.D. from the Northwestern University School of Law, where he is an adjunct faculty member. We believe that Mr. Berman is qualified to serve as a member of our board of directors because of his experience in a broad variety of areas including healthcare, finance, acquisitions, marketing, compliance, turnarounds, and the development and licensing of emerging technologies.
Dr. Francis Duhay has served as member of our board of directors since October 2018. He is an accomplished heart surgeon, entrepreneur, and corporate executive. Board certified in general (UCSF) and cardiothoracic surgery (Duke), his seminal work in minimally invasive cardiac surgery led to 32 patents for surgical devices used in thousands of heart operations. Dr Duhay left clinical practice for industry in 2008, where he served as Vice President and General Manager of the nascent transcatheter heart valve therapy program (Ascendra) at Edwards Lifesciences (“Edwards”), the world’s leading manufacturer of bioprosthetic heart valves. With European CE Mark, he oversaw growth in sales of transcatheter heart valves from $3M to over $250M within the first four years of commercial launch. Promoted to Vice President of Global Medical & Clinical Affairs, he led planning and execution of four US FDA pivotal clinical trials. He was eventually promoted to Chief Medical Officer, where, in addition to overseeing Global Medical & Clinical Affairs, he supported other areas within Edwards including Health Economics & Reimbursement in its successful application for a procedure code, payment, and coverage of transcatheter aortic valve replacement (TAVR), and Regulatory Affairs, as an industry representative and clinical expert on the ISO 5840:2014 and 5910:2018 cardiac valve working groups. After departing Edwards, he co-founded and led Koa Accel, a major medical device accelerator in the Orange County, CA, ecosystem. This bore three medical device startups – Makani Science (selected into the 2021 cohort of the prestigious Y-Combinator), Kino Discovery (selected into the 2021 cohort of MedTech Innovator), and Kahala Biosciences. Most recently, Dr Duhay served as Senior Vice President of Global Medical & Clinical Affairs for Olympus Corporation, the world’s leading manufacturer of colonoscopes, duodenoscopes, bronchoscopes, and cystoscopes. We believe that Dr. Duhay is qualified to serve as a member of our board of directors because he is a trained cardiac and thoracic surgeon and former Chief Medical Officer at Edwards Life Sciences.
Dr. Sanjay Shrivastava has served as a member of our board of directors since October 2018. He has been involved in developing, commercializing, evaluating, and acquiring medical devices for more than 24 years, including serving in leadership positions in research and development, business development, and marketing at J&J, BTG, plc, Medtronic, Abbott Vascular, and Edwards Life Sciences. He is presently serving as the chief executive officer at Innova Vascular, Inc., an early commercial stage medical device company engaged in peripheral venous thrombectomy space. Prior to this, he co-founded BlackSwan Vascular, Inc., where he served on its board of directors and led a strategic alliance including the acquisition deal with Sirtex Medical. Sirtex Medical’s parent company acquired BlackSwan Vascular, Inc. in 2023. Dr. Shrivastava worked on several acquisition and investment deals during his roles as a senior director, business development at J&J and a vice president, upstream marketing and strategy at BTG, plc, which had an annual revenue of about $800 million and is now part of Boston Scientific Corporation through an acquisition. At Medtronic, Dr. Shrivastava was the Director of Global Marketing for the Cardiac and Vascular Group where he helped build the embolization business, from its initiation to a substantial revenue with a very high CAGR over a period of six years. Dr. Shrivastava was part of the peripheral vascular business at Abbott Vascular and worked on trans-catheter heart valve repair and replacement products at Edwards Life Sciences. Dr. Shrivastava received his Bachelor of Engineering degree at the Indian Institute of Technology and a doctorate degree in materials science and engineering from the University of Florida. We believe that Dr. Shrivastava is qualified to serve as a member of our board of directors because of having served in Chief Executive Officer and board of director positions at several medical device start-ups, and leadership positions in research and development, business development, and marketing at Innova Vascular, Inc., BTG, Medtronic, Abbott Vascular, and Edwards Life Sciences.
Matthew M. Jenusaitis has served as a member of our board of directors since September 2019. He has over 30 years of health care experience with an emphasis on building and selling companies that develop medical devices to treat vascular diseases. Since March 2015, Mr. Jenusaitis has been a senior administrative executive at the UC San Diego Health System. He currently serves as the Chief Administrative Officer for UCSD’s Moore’s Cancer Center and UCSD Oncology. From June 2009 to March 2015, Mr. Jenusaitis was President and CEO of OCTANe Foundation for Innovation, a non-profit focused on the development of innovation in Orange County, CA. Over the course of his career, Mr. Jenusaitis has been on the board of directors of Pulsar Vascular (2008-2017), which was sold to Johnson and Johnson, Creagh Medical (2008-2015), which was sold to SurModics, and Precision Wire Components (2009-2014), which was sold to Creganna Medical. Mr. Jenusaitis was also a Senior Vice President at ev3 (April 2006 to July 2008), which was sold to

Covidian and later purchased by Medtronics. In addition, Mr. Jenusaitis was the President of the Peripheral Division at Boston Scientific (July 2003 to August 2005) and was an Executive in Residence at Warburg Pincus (September 2005 to March 2006). Mr. Jenusaitis has an MBA from the University of California, Irvine, a Masters Degree in Biomedical Engineering from Arizona State University, and a Bachelors Degree in Chemical Engineering from Cornell University. We believe that Mr. Jenusaitis is qualified to serve as a member of our board of directors because of over 30 years of health care experience with an emphasis on building and selling companies that develop medical devices to treat vascular diseases and his prior board experiences.
Robert C. Gray has served as a member of our board of directors since September 2019. He had a 20-year career at Highmark, Inc., one of America’s largest health insurance organizations, which serves over 20 million subscribers, and includes Highmark Blue Cross Blue Shield Pennsylvania, Highmark Blue Cross Blue Shield Delaware, and Highmark Blue Cross Blue Shield West Virginia, which he retired from in 2008. While at Highmark, Mr. Gray helped increase revenues to $12.3 billion from $6.9 billion, and helped generate an operating gain of $375 million from an operating loss of $91 million. In addition to being the board chairman, Chief Executive Officer, and President of several of Highmark’s subsidiaries and affiliated companies, Mr. Gray was the Chief Financial Officer of Highmark’s parent company and was the primary contact to Highmark’s board of directors for Highmark’s audit, investment and compensation (incentive plans) committees. His many responsibilities at Highmark included rate setting and reimbursement negotiations. Following Highmark, Mr. Gray co-founded U.S. Holdings LLC (U.S. Implants LLC.), a national distributor of orthopedic implants, and has served as Vice President since 2009. Since 2011, Mr. Gray has also been self-employed as a strategy and financial consultant. Mr. Gray also currently serves as Chairman and President of Metropolitan Woodworks, Inc., a manufacturer of custom kitchen cabinetry based in North Carolina. Mr. Gray engaged in Postgraduate Studies at the University of North Carolina–Chapel Hill and has an undergraduate degree from Bucknell University. We believe that Mr. Gray is qualified to serve as a member of our board of directors because of his financial and medical reimbursement expertise having served as the Chief Financial Officer at Highmark, Inc., one of America’s largest health insurance organization.
Marc H. Glickman, M.D. has served as our Senior Vice President and Chief Medical Officer since May 2016 and served as member of our board of directors from July 2016 to August 2017. In 1981, Dr. Glickman started a vascular practice in Norfolk, Virginia. He established the first Vein Center in Virginia and also created a dialysis access center. He was employed by Sentara Health Care as director of Vascular Services until he retired in 2014. Dr. Glickman is a board certified vascular surgeon. Dr. Glickman received his Doctor of Medicine from Case Western Reserve, in Cleveland, Ohio and completed his residency at the University of Washington, Seattle. He is board certified in Vascular Surgery and was the past president of the Vascular Society of the Americas. He has served on the advisory boards of Possis Medical, Cohesion Technologies, Thoratec, GraftCath, Inc., TVA medical, Austin, Texas.
Craig Glynn was hired as our interim Chief Financial Officer in April 2020 and has subsequently been elevated to our fulltime Chief Financial Officer effective January 2021. Mr. Glynn has more than thirty-nine years of experience providing financial services to a variety of public and private companies, including in the role as Chief Financial Officer. In 2012, Mr. Glynn founded Edward Thomas Associates, a firm that provides public and private companies with accounting and finance services, including chief financial officer services. Mr. Glynn has been a Managing Director of Edward Thomas Associates since 2012. Mr. Glynn has a proven record of success managing the financial aspects of dynamic organizations either as a member of the management team or in a consulting capacity. He started his career as an auditor with Deloitte and went on to be the CFO and Controller of several technology, manufacturing, and distribution companies. Mr. Glynn earned his BS and MS degrees in Accounting from California State University Northridge. He is a member of the American Institute of CPAs.
Family Relationships
There are no family relationships between or among any of the current directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.
Certain Legal Proceedings
None of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Board Composition
Our business and affairs are organized under the direction of our board of directors, which currently consists of five members. Our directors hold office until the earlier of their death, incapacity, removal or resignation, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of a Chief Executive Officer and Chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis. Our bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors.
We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape. See our Board Diversity Matrix on page 34 herein.
Our amended and restated certificate of incorporation divides our board of directors into three classes, with staggered three-year terms, as follows:
Class I Directors (serving until the 2024 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):
Dr. Francis Duhay* and Dr. Sanjay Shrivastava*
Class II Directors (serving until the 2025 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):
Matthew M. Jenusaitis*, Robert A. Berman
Class III Director (serving until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability, resignation or removal):
Robert C. Gray*
(*) Independent Director.
At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our board of directors is currently five members. The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our Voting Stock.
Director Independence
The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.
Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Dr. Duhay, Mr. Gray, Mr. Jenusaitis and Dr. Shrivastava is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Mr. Gray, Mr. Jenusaitis and Dr. Shrivastava will serve on our audit committee, Mr. Gray and Mr. Jenusaitis and Dr. Shrivastava will serve on our compensation committee, and Dr. Duhay, Mr. Jenusaitis and Dr. Shrivastava will serve on our nominating and corporate governance committee, and that each of the committees satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Meetings of the Board and Stockholders
Our board of directors met in person and telephonically six times during 2023 and also acted by unanimous written consent. All of the members of our board of directors were present during at least 75% of the board of director meetings and all of the members of the respective committees of the board of directors were present during at least 75% of such committee meetings held. There were four Audit Committee meetings, three Compensation Committee meetings and no Nominating or Corporate Governance meetings held in 2023. Our board of directors had 100% attendance for the annual meeting that convened on December 5, 2023. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances.
Board Committees
Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the Investors section of our website, which is located at https://envveno.com/. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.
Audit Committee
Our audit committee consists of Mr. Gray, who is the chair of the audit committee, Mr. Jenusaitis and Dr. Shrivastava. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:
•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•
reviewing our cybersecurity data breach risk and impact, cyber prevention and detection controls, privacy matters, incident response, third-party cyber risk, cyber trends and events, and other cyber topics; and

•	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.
Our board of directors has determined that Mr. Gray qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee
Our compensation committee consists of Dr. Shrivastava, who is the chair of the committee, Mr. Gray and Mr. Jenusaitis. Our board of directors has determined that each of the members of our compensation committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:
•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•
reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our Chief Executive Officers and our other executive officers;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and
•	preparing the report that the SEC requires in our annual proxy statement.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Dr. Duhay, who is the chair of the committee, Mr. Jenusaitis and Dr. Shrivastava. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;
•	evaluating, nominating and recommending individuals for membership on our board of directors; and
•	evaluating nominations by stockholders of candidates for election to our board of directors.
Code of Conduct
Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.
Board Leadership Structure
Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Robert A. Berman serves as our Chief Executive Officer and we do not currently have a Chairman of our board. Additionally, four of our five members of our board of directors have been deemed to be “independent” by the board of directors, which we believe provides sufficient independent oversight of our management. Our board of directors has not designated a lead independent director.
Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer, who reports directly to our board of directors and who supervises day-to-day risk management.
Role of Board in Risk Oversight Process
Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2023 all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.
Certain Relationships and Related Party Transactions
The following is a description of transactions since January 1, 2022 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”
Perceptive Life Sciences Master Fund, Ltd.
Perceptive Life Sciences Master Fund, Ltd. (“Perceptive”), a holder of greater than 5% of our Common Stock based on the Schedule 13G/A filed by Perceptive on February 23, 2024, participated as an investor in a financing with the Company pursuant to a purchase agreement that was executed on October 6, 2023. Pursuant to the purchase agreement, Perceptive purchased pre-funded warrants (the “Pre-Funded Warrants”) to purchase 861,192 shares of Common Stock, Tranche A Warrants (the “Tranche A Warrants”) to purchase 861,192 shares of Common Stock, and Tranche B Warrants (the “Tranche B Warrants”) to purchase 861,192 shares of Common Stock for a combined purchase price per Pre-Funded Warrant and accompanying Tranche A Warrant and Tranche B Warrant of $5.8059. The warrants were immediately exercisable at an exercise price of $6.945 per share for the Tranche A Warrants, $8.334 per share for the Tranche B Warrants, and a nominal exercise price of $0.0001 per share for the Pre-Funded Warrants. The Tranche A Warrants expired per their terms on April 5, 2024, which was the thirtieth (30th) calendar day following the release by the Company of initial top line efficacy data including rVCSS data constituting a 3 or more point improvement for the SAVVE clinical trial. The Tranche B Warrants will expire on the date that is the earlier of (i) 5:00 p.m. Eastern time on the thirtieth (30th) calendar day following the PMA Approval by the U.S. FDA for the VenoValve or (ii) October 12, 2026. The Pre-Funded Warrants will terminate when they are exercised in full. The offering closed on October 11, 2023.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporations

Law. Further, we entered into indemnification agreements with each of our directors and officers, and we intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF DR. FRANCIS DUHAY
AND DR. SANJAY SHRIVASTAVA TO EACH SERVE AS A CLASS I DIRECTOR ON THE
COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS
OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED OR UNTIL HIS EARLIER
RESIGNATION OR REMOVAL.

EXECUTIVE COMPENSATION
The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2023 and 2022. Individuals we refer to as our “named executive officers” include our current Chief Executive Officer, our current Chief Financial Officer and our other most highly compensated executive officer whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Other Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert A. Berman Chief Executive Officer	2023	500,000	500,000	854,393(1)	—		16,491(6)	1,870,884
	2022	450,000	—	—	—		16,476(7)	466,476
Craig Glynn Chief Financial Officer	2023	250,000	50,000	213,598(2)	—		13,693(8)	527,291
	2022	225,000	—	—	—		3,821(9)	228,821
Marc H. Glickman, M.D. Chief Medical Officer and Senior Vice President	2023	367,500	73,500	284,798(3)	—		50,586(10)	776,384
	2022	350,000	—	—	—	—	54,973(11)	404,973
Dr. Hamed Alavi Senior Vice President & Chief Technology Officer	2023	300,000	60,000	284,798(4)	—		24,390(12)	669,188
	2022	240,000	—	467,032(5)	—		20,966(13)	727,998

(1)	Represents the grant date fair value of 300,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(2)	Represents the grant date fair value of 75,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(3)	Represents the grant date fair value of 100,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(4)	Represents the grant date fair value of 100,000 stock options granted on December 5, 2023, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(5)	Represents the grant date fair value of 100,000 stock options granted on November 30, 2022, computed in accordance with FASB ASC Topic 718. The options vest quarterly over a three-year period.
(6)	Includes company paid healthcare of $1,241 and 401(k) match of $15,250.
(7)	Includes company paid healthcare of $1,226 and 401(k) match of $15,250.
(8)	Includes company paid healthcare of $1,241 and 401(k) match of $12,452.
(9)	Includes company paid healthcare of $1,225 and 401(k) match of $2,596.
(10)	Includes company paid healthcare of $35,336 and 401(k) match of $15,250.
(11)	Includes company paid healthcare of $39,723 and 401(k) match of $15,250.
(12)	Includes company paid healthcare of $9,505 and 401(k) match of $14,885.
(13)	Includes company paid healthcare of $9,211 and 401(k) match of $11,755.
Employment Agreements
We have entered into various employment agreements with certain of our executive officers. Set forth below is a summary of many of the material provisions of such agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement. For purposes of the following employment agreements:
•
“Cause” generally means the executive’s (i) willful misconduct or gross negligence in the performance of his or her duties to us; (ii) willful failure to perform his or her duties to us or to follow the lawful directives of the Chief Executive Officer (other than as a result of death or disability); (iii) indictment for, conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude: (iv) repeated failure to cooperate in any audit or investigation of our business or financial practices; (v) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of our property; or (vi) material breach of his or her employment agreement or any other material agreement with us or a material violation of our code of conduct or other written policy.

•
“Good reason” generally means, subject to certain notice requirements and cure rights, without the executive’s consent, (i) material diminution in his or her base salary or annual bonus opportunity; (ii) material diminution in his or her authority or duties (although a change in title will not constitute “good reason”), other than temporarily while physically or mentally incapacitated, as required by applicable law; (iii) relocation of his or her primary work location by more than 25 miles from its then current location; or (iv) a material breach by us of a material term of the employment agreement.

•
“Change of control” generally means (i) the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than us or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of ours, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) a reorganization, merger, consolidation or recapitalization of us, other than a transaction in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following such transaction is held by the persons who, immediately prior to the transaction, were the holders of our voting securities; or (iii) a complete liquidation or dissolution of us, or a sale of all or substantially all of our assets.

Robert A. Berman
On March 30, 2018, we entered into an employment agreement with Robert A. Berman, our current Chief Executive Officer and director. Pursuant to the terms of his employment agreement, Mr. Berman’s base salary was initially $400,000, subject to annual review and adjustment at the discretion of our compensation committee. In November 2021 the board of directors increased Mr. Berman’s base salary to $450,000 for 2022 and $500,000 commencing in 2023. Mr. Berman also participates in an annual discretionary bonus pool where he is eligible for a bonus of up to 60% of his base salary, subject to the achievement of key performance indicators, as determined by our compensation committee, and may also receive additional discretionary bonuses as determined by our compensation committee. Mr. Berman’s employment agreement may be terminated at any time with or without cause and with or without notice or for good reason thereunder.
Mr. Berman is entitled to participate in our employee benefit, pension and/or profit sharing plans, and we will pay certain health and dental premiums on his behalf. Mr. Berman’s employment agreement prohibits him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.
Pursuant to the terms of his employment agreement, Mr. Berman is entitled to severance in the event of certain terminations of employment. In the event Mr. Berman’s employment is terminated by us without cause and other than by reason of disability or he resigns for good reason, subject to his timely executing a release of claims in our favor and in addition to certain other accrued benefits, he is entitled to receive 12 months of continued base salary (or 24 months if such termination occurs within 24 months following a change of control).
In connection with his employment, Mr. Berman received an initial equity grant of an option to purchase 43,209 shares for $10.00 per share, with 8,642 vesting on the date of his Employment Agreement, March 30, 2018, and the remaining 80% vested ratably on a monthly basis over the following 24 months. In February 2021, the board of directors approved an option grant to Mr. Berman to purchase 838,000 shares of common stock at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock option vested in equal quarterly installments over a two-year period. In November 2021, the board of directors approved an option grant to Mr. Berman to purchase 349,781 shares of common stock at an exercise price of $6.70 per shares (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three-year period. Also in November 2021, the board of directors granted Mr. Berman 200,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 200,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Berman to purchase 300,000 shares of common stock at an exercise price of $3.59 per shares (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. Additionally, the board of directors paid Mr. Berman a cash bonus of $500,000 for 2023.

Craig Glynn
On February 19, 2021, the Company entered into an employment agreement with Mr. Glynn, in connection with Mr. Glynn’s elevation to full time Chief Financial Officer, treasurer and secretary of the Company. Pursuant to the employment agreement, Mr. Glynn provided for an initial salary of $225,000 per year, subject to annual review and adjustment at the discretion of the Board. In November 2022 the board of directors increased Mr. Glynn’s base salary to $250,000. Mr. Glynn also participates in an annual year-end discretionary bonus pool where he is eligible for a bonus of up to 20% of his base salary, subject to the achievement of key performance indicators, as determined by our compensation committee, and may also receive additional discretionary bonuses as determined by our compensation committee. The board of directors paid Mr. Glynn a cash bonus of $50,000 for 2023. The employment agreement further provides that Mr. Glynn is entitled to participate in any employee benefit plans that the Company has adopted or may adopt.
Pursuant to the terms of the employment agreement, Mr. Glynn’s employment is terminable due to Mr. Glynn’s disability or death, for “Cause” (as defined in the employment agreement) or without “Cause” by the Company, and for “Good Reason” (as defined in the employment agreement) or voluntarily by Mr. Glynn. In the event of Mr. Glynn’s death or disability, or termination for “Cause” by the Company or without “Good Reason” by Mr. Glynn, Mr. Glynn (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Mr. Glynn is entitled to in accordance with any Company benefit plans (collectively, the “Accrued Benefits”). Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Glynn will be entitled to three months of severance for each year Mr. Glynn is employed up to one year of severance, in addition to all Accrued Benefits. Any outstanding unvested securities owned by Mr. Glynn on the termination date will vest (or terminate) in accordance with the terms of such grant.
In February 2021, the board of directors approved an option grant to Mr. Glynn to purchase 324,000 shares of common stock of the Company at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock options vest in equal quarterly installments over a three-year period with a six-month cliff. In November 2021, the board of directors approved an option grant to Mr. Glynn to purchase 125,925 shares of common stock at an exercise price of $6.70 per shares (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three-year period. In November 2021, the board of directors granted Mr. Glynn 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 50,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Glynn to purchase 75,000 shares of common stock at an exercise price of $3.59 per shares (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period.
Marc H. Glickman, M.D.
On July 22, 2016, we entered into an employment agreement with Marc H. Glickman, M.D., our Senior Vice President and Chief Medical Officer (the “Pre-existing Employment Agreement”). Pursuant to the terms of his Pre-existing Employment Agreement, Dr. Glickman’s base salary was $300,000, subject to annual review and adjustment at the discretion of our board of directors. In connection with his Pre-existing Employment Agreement, Dr. Glickman received an initial equity grant of an option to purchase up to 7,380 shares of our common stock with 20% of the shares vesting immediately and 80% vesting on a monthly basis over 24 months thereafter. The initial term of Dr. Glickman’s Pre-existing Employment Agreement ended on December 31, 2018 and was automatically extended for an additional three-year term.
On July 26, 2019, we entered into an employment agreement with Dr. Glickman (the “New Employment Agreement”) that supersedes the terms of the Pre-existing Employment Agreement. Pursuant to the terms of the New Employment Agreement, Dr. Glickman’s base salary is $350,000 per year, subject to annual review and adjustment at the discretion of the Board. In December 2022, the board of directors increased Mr. Glickman’s base salary to

$367,500. Dr. Glickman also participates in an annual year-end discretionary bonus pool where he is eligible for a bonus of up to 20% of his base salary, subject to the achievement of key performance indicators, as determined by our compensation committee, and may also receive additional discretionary bonuses as determined by our compensation committee.
In connection with entering into the New Employment Agreement, Dr. Glickman’s existing seven thousand three hundred and eighty (7,380) options (“Existing Options”) to purchase Company common stock at two hundred and fifty dollars ($250.00) per share until October 1, 2026, were repriced to fifty dollars ($50.00) per share. Additionally, Dr. Glickman, in connection with the New Employment Agreement, was granted stock options for the right to purchase seven thousand two hundred (7,200) common stock at a price equal to fifty dollars ($50.00) per share exercisable until July 26, 2029, which vested quarterly over a three (3) year period.
Pursuant to the terms of the New Employment Agreement, Dr. Glickman is an at-will employee and is entitled to severance in the event of certain terminations of his employment. In the event that Dr. Glickman’s employment is terminated by the Company without Cause (as defined in the New Employment Agreement), other than by reason of Disability (as defined in the New Employment Agreement), or he resigns for Good Reason (as defined in the New Employment Agreement), subject to his timely executing a release of claims in favor of the Company and in addition to certain other accrued benefits, Dr. Glickman is entitled to receive three months of his base salary for each year that he has been employed by the Company at the time of termination, up to a total of one year of his base salary.
In February 2021, the board of directors approved an option grant to Dr. Glickman to purchase 406,000 shares of common stock at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock option vested in equal quarterly installments over a two-year period. In November 2021, the board of directors approved an option grant to Mr. Glickman to purchase 265,700 shares of common stock at an exercise price of $6.70 per shares (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three-year period. Also in November 2021, the board of directors granted Mr. Glickman 100,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 100,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Glickman to purchase 100,000 shares of common stock at an exercise price of $3.59 per shares (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. Additionally, the board of directors paid Mr. Glickman a cash bonus of $73,500 for 2023.
Hamed Alavi
On July 29, 2020, we entered into an employment agreement with Dr. Hamed Alavi, our Senior Vice President and Chief Technology Officer (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Alavi’s base salary was $190,000, subject to annual review and adjustment at the discretion of our board of directors. Mr. Alavi also participates in an annual year-end discretionary bonus pool where he is eligible for a bonus of up to 25% of his base salary, subject to the achievement of key performance indicators, as determined by our compensation committee, and may also receive additional discretionary bonuses as determined by our compensation committee. In November 2021 the board of directors increased Mr. Alavi’s base salary to $240,000 and, in November 2022, the board of directors increased Mr. Alavi’s annual base salary to $300,000. Additionally, the board of directors paid Mr. Alavi a cash bonus of $60,000 for 2023.
Pursuant to the terms of the employment agreement, Mr. Alavi’s employment is terminable due to Mr. Alavi’s disability or death, for “Cause” (as defined in the employment agreement) or without “Cause” by the Company, and for “Good Reason” (as defined in the employment agreement) or voluntarily by Mr. Alavi. In the event of Mr. Alavi’s death or disability, or termination for “Cause” by the Company or without “Good Reason” by Mr. Alavi, Mr. Alavi (or his estate) is entitled to receive any unpaid base salary through the termination date, reimbursement for unreimbursed business expenses, accrued but unused vacation time in accordance with the Company’s policy and any other payments or benefits that Mr. Alavi is entitled to in accordance with any Company benefit plans (collectively, the “Accrued Benefits”). Upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Alavi will be entitled to three months of severance for each year Mr. Alavi is employed up to one year of severance, in addition to all Accrued Benefits. Any outstanding unvested securities owned by Mr. Alavi on the termination date will vest (or terminate) in accordance with the terms of such grant.

In February 2021, the board of directors approved an option grant to Mr. Alavi to purchase 320,000 shares of common stock of the Company at an exercise price of $8.20 per shares (the closing price of the Company’s common stock on February 18, 2021). The stock options vest in equal quarterly installments over a three year period with a six month cliff. In November 2021, the board of directors approved an option grant to Mr. Alavi to purchase 125,925 shares of common stock at an exercise price of $6.70 per shares (the closing price of the Company’s common stock on November 30, 2021). The stock option vests in equal quarterly installments over a three year period. Also in November 2021, the board of directors granted Mr. Alavi 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all 50,000 of the restricted stock units on the Pre-Market Approval of the VenoValve. In December 2023, the board of directors approved an option grant to Mr. Alavi to purchase 100,000 shares of common stock at an exercise price of $3.59 per shares (the closing price of the Company’s common stock on December 4, 2023). The stock option vests in equal quarterly installments over a three-year period. The employment agreement further provides that Mr. Alavi is entitled to participate in any employee benefit plans that the Company has adopted or may adopt.
Potential Payments Upon Termination or Change-in-Control
Pursuant to the terms of the employment agreements discussed above, we will pay severance in the event of certain terminations of employment. In the event employment is terminated by us without cause and other than by reason of disability or if the executive resigns for good reason, subject to his or her timely executing a release of claims in our favor and in addition to certain other accrued benefits, he or she is entitled to receive severance pursuant to the terms of his or her employment agreements discussed above.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2023.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Robert A. Berman, Chief Executive Officer	43,209(1)	—	N/A	$10.00	September 23, 2028
	40,000(2)	—		$10.00	July 18, 2030
	838,000(3)	—		$8.20	February 18, 2031
	233,187(4)	116,594(4)		$6.70	November 30, 2031
	7,222(10)	292,778(10)		$3.59	December 2, 2033

Marc H. Glickman, M.D. Chief Medical Officer and Senior Vice President	7,200(5)	—	N/A	$50.00	July 25, 2029
	7,380(5)	—	N/A	$50.00	October 1, 2026
	40,000(2)	—	—	$10.00	July 18, 2030
	406,000(3)	—		$8.20	February 18, 2031
	177,133(4)	88,567(4)		$6.70	November 30, 2031
	2,407(10)	97,593(10)		$3.59	December 2, 2033

Craig Glynn, Chief Financial Officer(6)	4,000(7)	—	N/A	$10.00	July 18, 2030
	309,900(8)	14,100(8)		$8.20	February 18, 2031
	83,950(4)	41,975(4)		$6.70	November 30, 2031
	1,806(10)	73,194(10)		$3.59	December 2, 2033

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Dr. Hamed Alavi Senior Vice President and Chief Technology Officer	8,000(7)	—(7)	N/A	$10.00	July 18, 2030
	306,076(8)	13,924(8)		$8.20	February 18, 2031
	83,950(4)	41,975(4)		$6.70	November 30, 2031
	33,332(9)	66,668(9)		$6.70	November 30, 2032
	2,407(10)	97,593(10)		$3.59	December 2, 2033

(1)
Options were granted on September 24, 2018, and vested 20% on the date of his Employment Agreement, March 30, 2018, and the remaining 80% vests ratably on a monthly basis over the 24 months following the date of his Employment Agreement.

(2)	Options were granted on July 18, 2020 and vest ratably on a monthly basis over 36 months.
(3)	Options were granted on February 18, 2021 and vest ratably on a quarterly basis over two years.
(4)	Options were granted on November 30, 2021 and vest ratably on a quarterly basis over three years.
(5)
On July 26, 2019, the Company entered a new employment agreement with Dr. Glickman that superseded the terms of his existing employment agreement. In connection with entering into the new employment agreement, Dr. Glickman’s existing 7,380 options that were granted on October 1, 2016 were repriced from $250.00 to $50.00 per share. Additionally, on July 26, 2019, Dr. Glickman was granted 7,200 options at $50.00 per share vesting quarterly over a three-year period.

(6)	Mr. Glynn was elevated to permanent Chief Financial Officer in January 2021.
(7)	Options were granted on July 18, 2020 and vest ratably on a quarterly basis over three years.
(8)	Options were granted on February 18, 2021 and vest ratably on a quarterly basis over three years.
(9)	Options were granted on November 30, 2022 and vest ratably on a quarterly basis over three years.
(10)	Options were granted on December 5, 2023 and vest ratably on a quarterly basis over three years.

Name	Grant Date	Number of unearned restricted stock units that have not vested	Market value of unearned restricted stock units that have not vested(a)
Robert A. Berman, Chief Executive Officer	11/30/2021	200,000(1)	$1,028,000
Marc H. Glickman, M.D., Chief Medical Officer and Senior Vice President	11/30/2021	100,000(1)	$514,000
Craig Glynn, Chief Financial Officer	11/30/2021	50,000(1)	$257,000
Dr. Hamed Alavi, Senior Vice President and Chief Technology Officer	11/30/2021	50,000(1)	$257,000

(a)	Determined by multiplying the number of restricted stock units that have not vested by $5.14, the closing price of NVNO’s common stock on December 30, 2023, the last trading day of 2023.
(1)
On November 30, 2021, Mr. Berman was granted 200,000 restricted stock units, Dr. Glickman was granted 100,000 restricted stock units, Mr. Glynn was granted 50,000 restricted stock units and Mr. Alavi was granted 50,000 restricted stock units. The restricted stock units were initially subject to milestone-based vesting as follows: (i) 50% upon SAVVE (Surgical Anti-reflux Venous Valve Endoprosthesis) endpoints being achieved, and (ii) 50% upon the Pre-Market Approval of the VenoValve. On December 5, 2023, the Board removed the first vesting condition and conditioned vesting of all of the restricted stock units on the Pre-Market Approval of the VenoValve.

PAY VERSUS PERFORMANCE
The following Pay Versus Performance information presents the compensation of our Named Executive Officers (“NEOs”) disclosed in the Summary Compensation Table as well as Compensation Actually Paid (“CAP”) to our NEOs and certain performance measures prepared in accordance with Item 402(v) of SEC Regulations S-K as of December 31, 2023.
As discussed further below, the CAP amounts do not necessarily represent actual compensation earned or realized by our NEOs in a given year. The Compensation Committee did not consider the Pay Versus Performance information in 2023 in making its compensation decisions for our NEOs.

Year	Executive Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)	Average Executive Compensation Table Total for non-CEO named executive officers(2), (4)	Average Executive Compensation Actually paid to non-CEO named executive officers(2), (4)	Total Shareholder return(3)	Net Loss
2023	$1,870,884	$2,151,900	$657,621	$656,069	$78.00	$(24,699,000)
2022	$466,476	$(1,021,144)	$453,931	$(310,685)	$77.39	$(23,516,000)

(1)	Mr. Berman was our CEO for each of the two years included in the table. For each of the years listed in the table, our non CEO named executives were Marc Glickman, Craig Glynn and Hamed Alavi.
(2)
See the Executive Compensation Table above for detail on the Executive Compensation Table total compensation for our CEO for each year covered in the table. The average compensation for the Non-CEO NEOs for 2023 and 2022 was calculated from the Executive Compensation Table above.

(3)
Total Shareholder Return (TSR) represents cumulative total shareholder return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2021 through the end of the applicable year.

(4)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for RSU awards, the closing price on applicable year-end date(s), and (2) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award, and based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable year and adjusted for the following with respect to each NEO:
•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable year.
•
Plus/(less) the change in value as of the end of the covered year as compared to the value at the end of the prior year for option awards which were granted in prior years and were outstanding and unvested at the end of the covered year.

•	Plus the vesting date value of option awards which were granted and vested during the same covered year.
•	Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior year for option awards which were granted in prior years and vested in the covered year.
In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10 K each year and the footnotes to the Executive Compensation Table appearing therein.

Compensation Actually Paid

	CEO		Non-CEO NEO Average
	2023	2022	2023	2022
Summary Compensation Table Total Compensation	$1,870,884	$466,476	$657,621	$453,931
Less: Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(854,393)	—	(261,064)	(155,677)
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,245,042	—	380,429	131,608
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(31,468)	(792,072)	(27,596)	(449,355)
Adjust for: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	30,713	—	9,384	—
Adjust for: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(108,878)	(695,547)	(102,705)	(291,192)
Compensation Actually Paid	$2,151,900	$(1,021,143)	$656,069	$(310,685)

The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-CEO NEOs, the average of the CAPs determined for the Non-CEO NEOs for each of the years shown in the table.
Relationship between CAP and Performance Measure
In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between CAP to our NEOs and our financial performance, in each case presented in the charts below: 1) TSR and 2) Net Loss.
Chart 1: Compensation Actually Paid versus TSR

Compensation Actually Paid versus TSR
2022
2023
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
Compensation Actually Paid (in thousands)
$78.10
$78.00
$77.90
$77.80
$77.70
$77.60
$77.50
$77.40
$77.30
$77.20
$77.10
$77.00
TSR ($)
$2,152
$78.00
$656
$77.39
$(311)
$(1,021)
CEO CAP
Average CAP to Non-CEO NEO's
Company TSR

Chart 2: Compensation Actually Paid versus Net Loss

Compensation Actually Paid Versus Net Loss
2022
2023
$2,500
$2,000
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
Compensation Actually Paid (in thousands)
$(22.80)
$(23.00)
$(23.20)
$(23.40)
$(23.60)
$(23.80)
$(24.00)
$(24.20)
$(24.40)
$(24.60)
$(24.80)
Net Loss (in millions)
$2,152
$(23.52)
$656
$(311)
$(1,021)
$(24.67)
CEO CAP
Average CAP to Non-CEO NEO's
Net Loss

Employee Benefit Plans
Amended and Restated 2016 Omnibus Incentive Plan
On October 1, 2016, our board of directors and our stockholders adopted and approved the enVVeno Medical Corporation 2016 Omnibus Incentive Plan, and, subsequently, on April 26, 2018, our board of directors and our stockholders adopted and approved the Amended and Restated 2016 Omnibus Incentive Plan which was subsequently amended by Amendment No. 1 to the Amended and Restated 2016 Omnibus Incentive Plan following receipt of stockholder approval on December 17, 2020 and by Amendment No. 2 to the Amended and Restated 2016 Omnibus Incentive Plan following receipt of stockholder approval on November 30, 2021 (as amended, the “2016 Plan”). The principal features of the 2016 Plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2016 Plan, which is filed as an exhibit to this Annual Report on Form 10-K.
Share Reserve
We currently have reserved 7,150,497 shares of our common stock for issuance under the 2016 Plan, provided, however, if at any time the Company issues additional shares of Common Stock or securities that are convertible or exercisable into shares of Common Stock (other than pursuant to the Plan) then the number of shares authorized to be awarded under the Plan shall increase to an amount equal to no less than 20% of the issued and outstanding shares of common stock of the Company on a fully diluted basis. Such increase, if any, shall occur automatically upon each applicable issuance of securities by the Company. All shares available for issuance under the Plan may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the 2016 Plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise, all as determined by our company from time to time.
If any award is cancelled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2016 Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2016 Plan: (1) shares issued under the 2016 Plan repurchased or surrendered at no more than cost or pursuant to an option exchange program, (2) any award that is settled in cash rather than by issuance of shares of common stock, (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Administration
The 2016 Plan may be administered by our board of directors or our compensation committee. Our compensation committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted and the terms and conditions of such awards. Our board of directors also has the authority, subject to the terms of the 2016 Plan, to amend existing options (including to reduce the option’s exercise price), to institute an exchange program by which outstanding options may be surrendered in exchange for options that may have different exercise prices and terms, restricted stock, and/or cash or other property.
Eligibility
Awards may be granted under the 2016 Plan to officers, employees, directors, consultants and advisors of us and our affiliates. Incentive stock options may be granted only to employees of us or our subsidiaries.
Awards
The 2016 Plan permits the granting of any or all of the following types of awards:
•
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. Our compensation committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. Our compensation committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless our compensation committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, our compensation committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

•
Stock Appreciation Rights. Our compensation committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2016 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by our compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•
Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Our compensation committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, or RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at our compensation committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by our compensation committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Our compensation committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2016 Plan and any other terms and conditions determined by our compensation committee.

•
Performance Awards. Our compensation committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by our compensation committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Cash-based performance awards include annual incentive awards.

Clawback
All cash and equity awards granted under the 2016 plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies we adopted to implement such requirements and any other compensation recovery policies as we may adopt from time to time.
Change in Control
Under the 2016 Plan, in the event of a change in control (as defined in the 2016 Plan), outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions and performance criteria applicable to the awards before the change in control, unless otherwise determined by our compensation committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.
Subject to the terms and conditions of the applicable award agreements, awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.
•
For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•
For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms and conditions. In addition, the awards will vest if the award recipient has a separation from service within two years after a change in control by us other than for “cause” or by the award recipient for “good reason” (each as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Amendment and Termination of the 2016 Plan
Unless earlier terminated by our board of directors, the 2016 Plan will terminate, and no further awards may be granted, 10 years after October 1, 2016, the date on which it was approved by our stockholders. Our board of directors may amend, suspend or terminate the 2016 Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2016 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation, which became effective upon the completion of our initial public offering, limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•	any breach of their duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.
Our amended and restated bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
The above description of the indemnification provisions of our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to the registration statement to which this prospectus forms a part.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Director Compensation
The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director’s annual retainer is in the form of equity. Under the Company’s nonemployee director compensation program members of the Board who are not also Company employees (“Non-Employee Directors”) are granted options worth up to thirty-seven thousand five hundred dollars ($37,500) per annum (the “Annual Award”). A Non-Employee Director who is newly appointed to the Board other than in connection with an annual meeting of stockholders will generally receive a grant of two thousand four hundred (2,400) options and RSUs worth up to seventy-five thousand dollars ($75,000) upon appointment (an “Initial Award”), which covers their compensation for their first three years of service. The Initial Award and Annual Award to Non-Employee Directors will vest as long as they remain directors in equal annual portions over three years following the date on which the award is granted.
The table below shows the compensation paid to our non-employee directors during 2023 and 2022.

Name	Year	Fees earned or paid in cash	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Francis Duhay, M.D.	2023	$32,500	—	$37,500(1)	—	—	—	$70,000
	2022	$32,500	—	$37,500(2)	—	—	—	$70,000
Dr. Sanjay Shrivastava	2023	$37,500	—	$37,500(1)	—	—	—	$75,000
	2022	$37,500	—	$37,500(2)	—	—	—	$75,000
Robert Gray	2023	$40,000	—	$37,500(1)	—	—	—	$77,500
	2022	$40,000	—	$37,500(2)	—	—	—	$77,500
Matthew Jenusaitis	2023	$37,500	—	$37,500(1)	—	—	—	$75,000
	2022	$37,500	—	$37,500(2)	—	—	—	$75,000

(1)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 8,403 options to purchase shares of our common stock on November 30, 2022, as part of their compensation for the year ending December 31, 2023, at an exercise price of $6.70 per share. The options were valued at $4.46 per share as of the date of the grant and vested in equal quarterly portions starting on March 31, 2023 and through December 31, 2023, such that they were fully vested at December 31, 2023. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

(2)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 7,211 options to purchase shares of our common stock on November 30, 2021, as part of their compensation for the year ending December 31, 2022, at an exercise price of $6.70 per share. The options were valued at $5.20 per share as of the date of the grant. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

(3)
Under the Company’s nonemployee director compensation program, Dr. Duhay, Dr. Shrivastava, Mr. Gray and Mr. Jenusaitis were each granted 13,856 options to purchase shares of our common stock on December 5, 2023, as part of their compensation for the year ending December 31, 2024, at an exercise price of $3.59 per share. The options were valued at $2.71 per share as of the date of the grant and will vest in equal quarterly portions starting on March 31, 2024 and through December 31, 2024, such that they will fully vest at December 31, 2024. The grant date value of each grant determined in accordance with FASB ASC Topic 718 was $37,500.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.
Role of the Audit Committee
The Audit Committee’s primary responsibilities fall into three broad categories:
First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.
Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).
Third, the Audit Committee reviews financial reporting, policies, procedures and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
/s/ Robert Gray
/s/ Matthew Jenusaitis
/s/ Dr. Sanjay Shrivastava

PROPOSAL 2

APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.
Our goal for our executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2023.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Meeting:
“RESOLVED, that the stockholders of enVVeno Medical Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the enVVeno Medical Corporation proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”
This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent that this resolution is not approved by a majority of the votes properly cast, we may review and consider the results of this advisory vote in future compensation deliberations.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations, at least once every six years, an advisory vote on whether an advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in this proxy statement) should occur every one, two or three years. It is management’s belief, and the recommendation of our Board, that this non-binding advisory vote should occur every three years.
We believe we have effective executive compensation practices. Our Board believes that providing our stockholders with an advisory vote on named executive officer compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.
Moreover, our Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our Common Stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation to our performance.
Lastly, we believe that conducting an advisory vote on executive compensation every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and we believe that both we and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policies.
For the above reasons, our Board recommends that stockholders approve holding an advisory vote on named executive officer compensation every three years.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every year, two years, or three years, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which enVVeno Medical Corporation is to hold a stockholder advisory vote regarding the executive compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”
THE BOARD RECOMMENDS A VOTE FOR “3 YEARS” FOR THE FREQUENCY OF CONDUCTING FUTURE STOCKHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024
The Audit Committee of the Board appointed the firm of Marcum LLP (“Marcum”) to serve as our registered public accounting firm for our fiscal year ended December 31, 2024. The independent accountant’s report of Marcum on our consolidated financial statements for the year ended December 31, 2023 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. A representative of Marcum is not expected to attend the Meeting.
Audit Fees. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2023 and 2022 totaled $177,000 and $197,000, respectively. The above amounts include interim procedures, audit fees, fees related to registration statements filed during those years, and attendance at audit committee meetings.
All Other Fees. None.
The Audit Committee of our board of directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by Marcum in 2023. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by Marcum.
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure. None.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF MARCUM LLP
AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2024.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information concerning the ownership of our common stock as of the Record Date with respect to: (i) each person known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors; (iii) all named executive officers; and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of common stock subject to options or warrants that are exercisable as of the Record Date or are exercisable within 60 days of such date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of calculating the percentage ownership of such person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Applicable percentage ownership is based on 17,535,948 shares of common stock outstanding as of the Record Date.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Perceptive Life Sciences Master Fund Ltd.(2)	1,869,219	9.9%
Nantahala Capital Management, LLC(3)	1,285,857	7.1%

Named Executive Officers and Directors
Robert A. Berman(4)	1,363,448	7.2%
Marc Glickman, M.D.(5)	755,287	4.1%
Hamed Alavi(6)	539,662	3.0%
Craig Glynn(7)	474,481	2.6%
Francis Duhay, M.D.(8)	58,990	*
Dr. Sanjay Shrivastava(9)	41,967	*
Robert Gray(10)	44,934	*
Matthew Jenusaitis(11)	44,204	*
All directors and executive officers as a group (8 persons)	3,322,971	16.0%

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise noted below, the address for each person or entity listed in the table is c/o enVVeno Medical Corporation, 70 Doppler, Irvine, California 92618.
(2)
Based on a Schedule 13G/A filed by the Perceptive Life Sciences Master Fund Ltd. (the “Master Fund”). As of February 24, 2024, the Master Fund directly holds 694,315 shares of common stock and 2,620,227 pre-funded warrants (see “Certain Relationships and Related Party Transactions” herein for additional information regarding recent purchases by the Master Fund). The pre-funded warrants may not be exercised if the Master Fund would beneficially own more than 9.9% of the Company’s outstanding shares of common stock after giving effect to such exercise. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares.

(3)
Based on a Schedule 13G/A filed by Nantahala Capital Management, LLC (“Nantahala”). As of November 14, 2024, Nantahala directly holds 596,917 shares of common stock and 688,940 warrants. Nantahala may be deemed to beneficially own such shares. Messrs. William B. Harkey and Daniel Mack are the managing members of Nantahala, and as the managing members of Nantahala, each of Messrs. Harkey and Mack is a control person in respect of shares beneficially owned by Nantahala and may be deemed to beneficially own such shares.

(4)	Includes 1,353,212 shares of common stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21, 2024.
(5)	Includes 753,687 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(6)	Includes 539,662 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(7)	Includes 474,481 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(8)	Includes 38,079 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(9)	Includes 38,079 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(10)	Includes 37,279 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.
(11)	Includes 37,279 shares of common stock that are issuable upon exercise of options that are currently exercisable or exercisable within 60 days of October 21,2024.

OTHER INFORMATION
Proxy Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.
Proxies
A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Chief Financial Officer, by executing a revised proxy at a later date or by attending and voting at the virtual Meeting. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.
Other Business
Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.
Legal Proceedings
There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Future Stockholders Proposals
The Board has not yet determined the date on which the next annual meeting of stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.
Other deadlines apply to the submission of stockholder proposals for the next annual meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the next annual meeting, a stockholder’s notice must be timely. To be timely, a stockholder’s notice shall be delivered to the Chief Financial Officer at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.
Stockholder Communications
Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Robert A. Berman. Mr. Berman will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Board Diversity Matrix
The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our Directors.

Board Diversity Matrix (as of the date hereof)
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors (5 total)	5
Part II: Demographic Background	Male	Female	Non-Binary	Did Not Disclose Gender
African American or Black
Alaskan Native or American Indian
Asian	2
Hispanic, Latino or Latina
Native Hawaiian or Pacific Islander
White	3
Two or More Races or Ethnicities
LGBTQ+
Undisclosed

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Craig Glynn, Interim Chief Financial Officer of the Company, at (949) 261-2900 or at offices of the Company at 70 Doppler Irvine, California 92618. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
Additional Information
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

SCAN TO
VIEW MATERIALS & VOTE

ENVVENO MEDICAL CORPORATION
70 DOPPLER
IRVINE, CA 92618

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVNO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59595-P18151 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENVVENO MEDICAL CORPORATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. Francis Duhay

02) Dr. Sanjay Shrivastava

The Board of Directors recommends you vote for the following proposal:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

The Board of Directors recommends you vote for the following proposal:

NOTE: In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V59596-P18151

ENVVENO MEDICAL CORPORATION
Annual Meeting of Stockholders
Wednesday, December 18, 2024, 9:00 A.M. PST
This proxy is solicited by the Board of Directors

THE UNDERSIGNED HEREBY APPOINTS ROBERT A. BERMAN AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF VOTING STOCK OF ENVVENO MEDICAL CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 21, 2024, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 18, 2024, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the director nominees, FOR 3 years as the frequency of conducting future stockholder advisory votes on named executive officer compensation and FOR each of the other proposals described on this card.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Meeting.

Continued and to be signed on reverse side